Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re:       Ford Motor Company Registration Statement
Nos. 333-138821, 333-153816 and 333-156631

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 27, 2011 appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2010 and 2009 and for the year ended December 31, 2010.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 27, 2011